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                                                                     EXHIBIT 1.1


                                UNDERWRITING AGREEMENT


Ferris, Baker Watts, Incorporated                       __________________, 1997
1720 Eye Street, N.W.
Washington, DC 20006

Gentlemen:

    SECTION 1. INTRODUCTION. Chesapeake Biological Laboratories, Inc., a Maryland corporation (the "Company"), has authorized capital stock consisting of 10,000,000 shares of Common Stock divided into 8,000,000 shares of Class A Common Stock (the "Common Stock") and 2,000,000 shares of non-voting Class B Common Stock, all of which Common Stock and Class B Common Stock has a par value of $.01 per share, of which [4,111,188] shares of Common Stock are issued and outstanding and no shares of Class B Common Stock are issued or outstanding.
The Company proposes to sell an aggregate of 1,000,000 shares of Common Stock (the "Firm Common Shares") to you as underwriters (the "Underwriters"). In addition, the Company has agreed to grant to the Underwriters an option to purchase up to 150,000 additional shares of Common Stock (the "Optional Common Shares") as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares, are hereinafter collectively referred to as the "Common Shares".

    You have advised the Company that you propose to make a public offering of the Common Shares on the effective date of the Registration Statement, as defined in Section 2(f) hereof, or as soon thereafter as in your judgment is advisable, and that the purchase price of the Common Shares will be the public offering price of $_______ per share less underwriting discounts and commissions of six and one-half percent (6.5%) or $______ per share.

    The Company hereby confirms its agreements with you, as the Underwriters, as follows:

    SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

         (a)  The Company and each subsidiary ("Subsidiary") identified in
    Exhibit 21 of the Registration Statement (hereinafter defined) is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own and/or lease its properties and conduct its business as described in the Prospectus (as defined in Section 2(f) hereof), each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation under the corporate law of, and is in good standing as such in, each jurisdiction in which it owns or leases properties, has an office, or conducts business and in which such qualification is required, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         (b) The Company does not own or control any Subsidiary and does not own any interest in any other corporation, joint venture, proprietorship or other commercial entity or organization except as described in the Registration Statement.

         (c) The issued and outstanding shares of Common Stock as set forth in the Prospectus have been duly authorized and validly issued and are fully paid and nonassessable. There are no pre-emptive, preferential or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder, and no shares of Common Stock have been issued in violation of such rights of stockholders. Except as disclosed in the Prospectus, there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, any shares of Common Stock or other equity interest in the Company. No holders of securities of the Company have any rights to the registration of such securities under the Registration Statement or such rights have been waived in writing by such holders with respect to the Registration Statement. The statements made in the Prospectus under the caption "Description of Securities" are accurate


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    in all material respects.  The outstanding shares held by the Company of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are all owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims.

         (d) The Common Shares to be sold by the Company have been duly authorized, and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. Upon consummation of the purchase of the Common Shares by the Underwriters under this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any claim, security interest, community property right, or other encumbrance or restriction on transfer.

         (e) The Company has full corporate power and authority to enter into and perform this Agreement, and the execution and delivery hereof, and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except that rights to indemnity or contributions may be limited by applicable law and enforceability of the Agreement may be limited by bankruptcy, insolvency or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief. The execution and performance by the Company of this Agreement, including application of the net proceeds of the offering, when received, as described in the Prospectus under "Prospectus Summary," "Capitalization" and "Use of Proceeds," will not violate any provisions of the Company's Articles of Incorporation or By-Laws or any law, rule or regulation applicable to the Company or any Subsidiary of any government, court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of its respective businesses or properties, and will not result in the breach, or be in contravention, of any provision of any loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, other instrument, permit or other contractual obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property may be bound or affected, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any Subsidiary was or is now a party or by which it is bound except those, if any, described in the Prospectus or which are not material to the Company and do not materially affect its business. No consent, approval, authorization or other order of any court, regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for compliance with the Securities Act of 1933, as amended (the "Act") and the state securities laws (the "Blue Sky Laws") applicable to the public offering of the Common Shares by the Underwriters, and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

         (f) A registration statement on Form S-2 with respect to the Common Shares, prepared by the Company in conformity with the requirements of the Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission, and the Company has prepared and has filed prior to the effective date of such registration statement an amendment or amendments to such registration statement as may be required. There have been delivered to you and your counsel two conformed copies of such registration statement, as initially filed with the Commission and each amendment thereto (but without exhibits) and of each related form of prospectus included in the registration statement prior to the time it becomes effective or filed with the Commission pursuant to Rule 424(a) under the Act (each, a "Preliminary Prospectus").

         Such registration statement, as finally amended and revised at the time such registration statement becomes effective, which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A under the Act and contained in the Prospectus, is herein referred to as the "Registration Statement". The related form of prospectus and any term sheet that may be provided pursuant to Rule 434 of the Act, including information incorporated by reference therein, filed by the Company with the Commission pursuant to Rules 424(b) and 430A under the Act is herein referred to as the "Prospectus".


                                          2


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         (g)  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed fully in all material respects with the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Registration Statement and the Prospectus, and any amendments or supplements thereto, contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations and in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you or on your behalf specifically for use in the preparation thereof. There are no legal or governmental actions, suits or legal proceedings, and there are no contracts or other documents, transactions or relationships of or by the Company required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required.

         (h) Arthur Andersen LLP, which has expressed its opinion with respect to certain of the consolidated financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent certified public accountants as required by the Act and the Rules and Regulations.

         (i) The consolidated financial statements of the Company for the respective periods covered thereby, and the related notes and schedules thereto included in the Registration Statement and the Prospectus, present fairly the financial position of the Company for the periods covered thereby as of the respective dates of such financial statements, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved and all adjustments necessary for a fair presentation of results for such periods have been made. The consolidated selected financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the consolidated financial statements presented therein. No other financial statements are required by Form S-2 or otherwise to be included in the Registration Statement.

         (j) Neither the Company nor the Subsidiary is in violation of its Articles of Incorporation or By-Laws, or in default under any court or administrative order or decree, or in default with respect to any material provision of any material loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, other instrument, permit or other contractual obligation to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or any of their respective properties or businesses are bound, and, to the knowledge of the Company, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, upon notice or lapse of time or both, would constitute such an event of default, except those, if any, described in the Prospectus or which are not material to the Company and do not materially affect its business.

         (k) There are no governmental actions, suits or legal proceedings pending or, to the Company's knowledge, threatened to which the Company or the Subsidiary is a party or to which the Company's or Subsidiary's business or any material property owned or leased by the Company or the Subsidiary is subject, or related to product liability, environmental or discrimination matters which are not disclosed in the Registration Statement and the Prospectus, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto except those, if any, described in the Prospectus or which are not material to the Company and do not materially affect its business.


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         (l)  The Company and each Subsidiary has good and marketable title to all the properties and assets reflected as owned in the consolidated financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind or nature whatsoever except those, if any, reflected in such consolidated financial statements (or elsewhere in the Prospectus) or which, in the aggregate, are not material to the Company and its business and do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property; all material properties held or used by the Company and each Subsidiary under leases, licenses or other agreements are held under valid, subsisting and enforceable leases, franchises, or other agreements with respect to which it is not in default, except to the extent that the enforceability of the rights and remedies of the Company or a Subsidiary under any such lease, franchise, license or other agreement may be limited by bankruptcy, insolvency or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

         (m) The Company will not take and has not taken, directly or indirectly, any action (and does not know of any action by its directors, officers or stockholders, or others) designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares, except that the Underwriters may engage in stabilization to the extent permitted by the Exchange Act and rules promulgated thereunder.

         (n) Except as reflected in or contemplated by the Registration Statement or any amendment thereto, since the respective dates as of which information is given in the Registration Statement:

              (i) neither the Company nor the Subsidiary has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business;

              (ii) neither the Company nor the Subsidiary has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not delinquent in the payment of principal or interest on any outstanding debt obligations; and

              (iii) there has not been any change in the capital stock or long-term debt of the Company or the Subsidiary, or any material adverse change in the business (resulting from litigation or otherwise), business prospects, properties, condition (financial or otherwise), net worth or results of operations of the Company.

         (o) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been asserted or threatened against the Company which would materially adversely affect the business or operations or properties of the Company.

         (p) The Company has an outstanding capitalization as set forth under "Capitalization" in the Prospectus as of the date indicated therein and there has been no material change therein except as disclosed in the Prospectus. The financial and numerical information and data in the Prospectus under "Prospectus Summary," "Use of Proceeds," "Price Range of Common Stock," "Dividend Policy," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," and "Description of Capital Stock" are fairly presented and prepared on a basis consistent with the audited consolidated financial statements of the Company.

         (q) The Company and each Subsidiary has obtained all material licenses, permits, approvals and other governmental authorizations required for the present and proposed conduct of its business as described in the Prospectus. Such licenses, permits and other governmental authorizations are in full force and effect, the Company and the Subsidiary are in all material respects complying therewith, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such

                                          4


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    license, permit, approval or authorization.  The Company and the Subsidiary are complying in all material respects with all material laws, ordinances and regulations applicable to the Company and the Subsidiary, their respective properties and their business.

         (r) The Company has maintained its books of account in accordance with generally accepted accounting principles consistently applied in all material respects, and such books and records are, and during periods covered by the financial statements included in the Registration Statement and the Prospectus are, correct and complete in all material respects, and fairly and accurately reflect or reflected the income, expenses, assets and liabilities of the Company and provide or provided a fair and materially accurate basis for the preparation of such financial statements.

         (s) The minute books of the Company are current and contain a materially correct and substantially complete record of all corporate action taken by the Board of Directors and the stockholders of the Company, and all signatures contained therein are true signatures of the persons whose signatures they purport to be.

         (t) Except as described in the Prospectus, the Company is unaware of any loss or threatened loss of any key customer, supplier, or account which is material to the Company.

         (u) The Company and each Subsidiary owns or possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names used by them or reasonably believed by management necessary in connection with the present conduct of its business as described in the Prospectus, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company.

         (v) The Company and each Subsidiary is in substantial compliance with all federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise affecting employee health and safety or the environment, non-compliance with which could have a material adverse effect on the Company. To the Company's knowledge, it and the Subsidiary have disposed of all wastes in substantial compliance with applicable laws, and the Company is not aware of any existing condition that may form the basis for any present or future claim, demand or action seeking clean-up of any site, location, or body of water, surface or subsurface.

         (w) The employee benefit plans, including employee welfare benefit plans, of the Company and each Subsidiary ("Employee Plans") have been operated in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. No reportable event under Section 4043(b) of ERISA or any prohibited transaction under Section 406 of ERISA has occurred with respect to any employee benefit plan maintained by the Company or the Subsidiary. There are no pending or, to the Company's knowledge, threatened claims by or on behalf of any employee benefit plan, by any employee or beneficiary covered under any such plan or by any governmental agency or otherwise involving such plans or any of their respective fiduciaries (other than for routine claims for benefits). All Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects.

         (x) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disputes by the

                                          5


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    employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company.

              A certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to you as to the matters covered thereby.

    SECTION 3.     [INTENTIONALLY DELETED.]

    SECTION 4.     [INTENTIONALLY DELETED.]

    SECTION 5. PURCHASE, SALE AND DELIVERY OF COMMON SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell 1,000,000 Firm Common Shares to the Underwriters, and the Underwriters agree to purchase from the Company the number of Firm Common Shares as hereinafter set forth at the price per share set forth in Section 1 hereof.

    In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase from the Company up to 150,000 Optional Common Shares at the same purchase price per share to be paid for the Firm Common Shares, for use solely in covering any overallotment made by the Underwriters in the sale and distribution of the Firm Common Shares.

    At 9:00 A.M., Baltimore time, on the third full business day after the public offering, or at such other time not later than one week after such third full business day as may be agreed upon by you and the Company, the Company will deliver to you at your offices located at 1720 Eye Street, N.W., Washington, D.C., or through the facilities of The Depository Trust Company, for the accounts of the Underwriters, certificates representing the Firm Common Shares to be sold, against payment in Washington, DC of the purchase price therefor in next day funds payable, as appropriate, to the order of the Company in respect of the Firm Common Shares being sold by the Company. Such time of delivery and payment is referred to throughout this Agreement as the "First Closing Date." The certificates for the Firm Common Shares to be so delivered will be in denominations and registered in such names as you request by notice delivered to the Company prior to 9:00 A.M., Baltimore time, no later than two business days prior to the First Closing Date, and will be made available for checking and packaging at such time and at such location to be designated by you.

    The overallotment option granted hereunder may be exercised at any time
(but not more than once) within thirty (30) days after the date the Registration Statement becomes effective upon written notice from you to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date, as hereinafter defined), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise to the Company. Certificates for the Optional Common Shares will be made available for checking and packaging at such time and at such location to be designated by you. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company. You may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

    SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees with you, as the Underwriters, as follows:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective at the earliest possible time and upon notification from the Commission that the Registration Statement has become effective, will so advise you and your counsel promptly. Thereafter, the Company will prepare and timely file with the Commission pursuant to Rule 424(b) under the Act the Prospectus containing

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    information previously omitted in reliance upon Rule 430A under the Act.
    The Company will advise you and your counsel promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the initiation or threatening of any proceedings for that purpose, and will also advise you and your counsel promptly of any request of the Commission for amendment or supplement of the Registration Statement (either before or after it becomes effective), of any Preliminary Prospectus or of the Prospectus, or for additional information, and will not file or make any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus or to the Prospectus of which you have not been furnished with a copy prior to such filing or to which you object; and the Company will file promptly and will furnish to you at or prior to the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act subsequent to the date of the Prospectus, and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Common Shares.

         (b) If, at any time when a prospectus relating to the Common Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendment or supplement thereto, to comply with the Act or the Rules and Regulations, the Company promptly will advise you and your counsel thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case the Underwriters are required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of the Underwriters, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

         (c) Except as described in the Prospectus, the Company will not, prior to the Second Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business or, if there is no Second Closing Date, then prior to the First Closing Date.

         (d) The Company will not acquire any of the Company's capital stock prior to the Second Closing Date nor will the Company declare or pay any dividend or make any other distribution upon its capital stock payable to its holders of record on a date prior to the Second Closing Date or, if there is no Second Closing Date, then prior to the First Closing Date.

         (e)  Until the Underwriters have completed the offering referred to in
    Section 1 above, the Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

         (f) The Company will make generally available to you and to the Company's security holders an earnings statement (which need not be audited) as soon as practicable, but in no event later than 15 months after the end of the Company's current fiscal quarter, covering a period of 12 consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

         (g) During such period as a prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, the Company will furnish you, at the Company's expense, with copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act or Exchange Act.


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


         (h) The Company will cooperate with you and your counsel in qualifying or registering the Common Shares for sale, or obtaining an exemption therefrom, under the Blue Sky Laws of such jurisdictions as you shall designate, and will continue such qualifications or registrations or exemptions in effect so long as reasonably requested by you to effect the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified.

         (i) During the period of five years after the date hereof, as soon as practicable after the end of each fiscal year, the Company will furnish you with two copies of the Annual Report of the Company containing the consolidated statement of financial condition of the Company as of the close of such fiscal year and corresponding consolidated statements of operations, stockholders' equity and cash flows for the year then ended, such consolidated financial statements to be under the certificate or opinion of the Company's independent certified public accountants. During such period the Company will also furnish you with one copy:

                   (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission; and

                   (ii) as soon as available, of each report of the Company mailed to its stockholders.

         (j) The Company will comply or cause to be complied with the conditions to the obligations of the Underwriters set forth in Section 9 hereof.

         (k) The Company shall take all necessary and appropriate action such that the Common Shares are authorized for quotation on the NASDAQ National Market as soon as practicable after the effectiveness of the Registration Statement and the Common Shares shall remain so authorized for at least thirty-six (36) months thereafter.

         (l) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Rules and Regulations.

         (m) The Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Common Shares for offering and sale under the Blue Sky Laws of one or more jurisdictions.

         (n) The Company shall apply the net proceeds from the sale of the Common Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

         (o) Except for the sale of Common Shares pursuant to this Agreement, the Company shall not make any offering, sale or other disposition of any of its Common Stock on the open market or otherwise within 180 days after the effective date of the Registration Statement without your prior written consent. The Company has obtained for the benefit of the Underwriters the agreement of all present officers and directors of the Company and Louis V. Manzo, that for the period indicated in the foregoing sentence, they will not offer, sell or otherwise dispose of any Common Stock without your prior written consent.

    SECTION 7.     [INTENTIONALLY DELETED.]

    SECTION 8. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated for any reason, except as otherwise set forth below, the Company will pay the costs and expenses incurred in connection with the public offering. Costs, fees and expenses to be paid by the Company include:

         (a) All costs, fees and expenses incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and the Preliminary and any Supplemental Blue Sky Memoranda.

         (b) All costs, fees and expenses, including legal fees and disbursements of counsel for the Underwriters, incurred by the Underwriters in connection with qualifying or registering all or any part of the Common Shares for offer and sale under the Blue Sky Laws, or obtaining exemptions from qualification or registration including the preparation of the Preliminary and any Supplemental Blue Sky Memoranda relating to the Common Shares.

         (c) All fees and expenses of the Company's transfer agent, printing of the certificates for the Common Shares, and all transfer taxes, if any, with respect to the transfer, sale and delivery of the Common Shares to the Underwriters and all fees of the NASD and NASDAQ.

         (d)  Expenses incurred by the Underwriters, as follows:

              (i) Actual, accountable, out-of-pocket expenses not to exceed $75,000 if this Agreement is terminated after the date on which the Registration Statement is filed with the Commission but prior to the date of closing of the Offering; or One percent (1%) of the gross proceeds raised in the Offering upon the closing of the Offering;

              (ii) All costs and expenses customarily incurred by the Underwriters associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if settlement in same day funds is requested by the Company;

              (iii) All costs and expenses of advertising the public offering, including any "tombstone" advertisements;

    provided, however, that the Underwriters shall not be entitled to such payment if the Underwriters terminates this Agreement except as provided in
    Section 15(b) hereof or the Company terminates this Agreement because of the negligence or material breach on the part of the Underwriters which was the cause of the failure of the offering to be completed.

    SECTION 9. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 3:00 P.M., Baltimore time, on the date of this Agreement; and prior to each Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending or, to the knowledge of the Company, or your knowledge, shall be contemplated by the Commission, and any request of the Commission for additional information shall have been complied with to your reasonable satisfaction.

         (b) The Common Shares shall have been qualified or registered for sale, or exempted therefrom, under the Blue Sky Laws of such states as shall have been specified by you prior to the date hereof.

         (c) The legality and sufficiency of the authorization, issuance and sale of the Common Shares hereunder, the validity and form of the certificates representing the Common Shares, the execution and delivery of this Underwriting Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements and other financial data included therein) shall have been approved by Shapiro and Olander, Baltimore, Maryland, counsel for the Underwriters.

         (d) You shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of Shapiro and Olander, counsel for the Underwriters, is material or omits to state a fact which, in the written opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

         (e) Since the dates as of which information is given in the Registration Statement:

              (i) the Company shall not have sustained any material loss or interference with its business from any labor dispute, strike, fire, explosion, flood or other calamity (whether or not insured), or from any court or governmental action, order or decree; and

              (ii) there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or a change or a development involving a prospective change in or affecting the ability of the Company to conduct its business (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, management, financial position, stockholders' equity or results of the operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and Prospectus, the effect of which on the Company, in any such case described in clause (i) or (ii), above, is in your opinion sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the initial public offering or the delivery of the Common Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

         (f) All formal and informal voting agreements, understandings and arrangements with respect to the voting of Common Stock shall have been terminated and shall be of no further force or effect except as disclosed in the Prospectus.

         (g)  There shall have been furnished to you on each Closing Date:

              (i) An opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company, addressed to you and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                   (1) each of the Company and the Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own and/or lease its properties and conduct its business as described in the Prospectus; and each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in each state where such qualification is required and does not own or lease any property or have any employees situated in any other state.

                   (2) the Company does not own or control any subsidiary and does not own any interest in any other corporation, joint venture, proprietorship or other commercial entity or organization except as described in the Registration Statement.

                   (3) the authorized capital stock of the Company consists of 8,000,000 shares of Class A Common Stock, $0.01 par value, 2,000,000 shares of Class B Common Stock, $0.01 par value and all such capital stock conforms as to legal matters to the description thereof in the Registration Statement and Prospectus; the issued and outstanding shares of

              Class A Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with exemptions from the registration provisions of
              Section 5 of the Act and comparable provisions of applicable Blue Sky Laws; there are no preemptive, preferential or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder and no shares of Common Stock have been issued in violation of such rights of stockholders; and, to such counsel's knowledge, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of Common Stock or other equity interest in the Company, except as described in the Prospectus. Except as otherwise stated in the Registration Statement, no holders of securities of the Company have rights to the registration of such securities in the Registration Statement. The statements made in the Prospectus under the section entitled "Description of Securities" are accurate in all material respects.

                   (4) the certificates for Common Shares to be delivered hereunder are in due and proper form and, when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and, upon consummation of the purchase by the Underwriters, and assuming they have no knowledge of any liens, claims or encumbrances affecting the Common Shares, the Underwriters will acquire good and marketable title thereto, free and clear of any claim, security interest, community property right, or other encumbrance or restriction on transfer (except for restrictions under the Act and under the Blue Sky Laws).

                   (5) the Company has full corporate power and authority to enter into and perform this Agreement, and this Agreement, the execution and delivery hereof, and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by and on behalf of the Company, and is a legal, valid, and binding agreement of the Company, enforceable in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law and enforceability of the Agreement may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

                   (6) the execution and performance by the Company of this Agreement, including application of the net proceeds of the offering, if and when received, as described in the Prospectus under "Prospectus Summary," "Capitalization" and "Use of Proceeds," will not violate any provisions of the Company's Articles of Incorporation or By-Laws or, to such counsel's knowledge, any law, rule or regulation applicable to the Company or the Subsidiary of any government, court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or businesses, and will not, to such counsel's knowledge, result in the breach, or be in contravention, of any provision of any loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, other instrument, permit or other contractual obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective property is bound, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any Subsidiary was or is now a party or by which it is bound.

                   (7) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for compliance with the Act and Blue

              Sky Laws applicable to the initial public offering of the Common Shares by the Underwriters, and the clearance of the underwriting arrangements for such offering with the NASD.

                   (8) the Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements and other financial data included therein). Such counsel shall confirm that it has no reason to believe that either the Registration Statement or the Prospectus or any such amendment or supplement thereto, or any document incorporated by reference therein, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that such counsel need express no opinion as to the financial statements and other financial data included therein). Such counsel does not know of any legal or governmental proceedings or of any contracts or other documents, transactions or relationships of or by the Company or any Subsidiary required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations which are not described or filed, as required.

                   (9) except as described in the Prospectus, there are no legal or governmental actions, suits or legal proceedings pending or threatened to which the Company or any Subsidiary is a party or to which the Company's or Subsidiary's business or material property owned or leased by the Company or the Subsidiary is subject, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto.

                   (10) to the knowledge of such counsel, the Company or a
              Subsidiary, as the case may be, has good and marketable title except as otherwise stated in the Prospectus, to all the real property owned by the Company or a Subsidiary as set forth in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind or nature whatsoever except those, if any, referred to in the Prospectus (or reflected in the financial statements included therein) or which, in the aggregate, are not material to the Company and its business and do not materially affect the value of such property; and the real properties held or used by the Company or a Subsidiary under leases or other agreements as set forth in the Prospectus are held by it under valid, subsisting and enforceable leases or other agreements with respect to which neither the Company nor any Subsidiary is in default, except to the extent that the enforceability of the rights and remedies of the Company or a Subsidiary under any such lease or other agreement may be limited by bankruptcy, insolvency, or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

                   (11) (i) the Company and the Subsidiary possesses all
              licenses, permits, approvals and other governmental authorizations required for the conduct of its business, as described in the Prospectus; (ii) such licenses, permits and other governmental authorizations are in full force and effect and the Company and the Subsidiary is in all material respects complying therewith; and (iii) the Company and each Subsidiary is complying in all material respects with all laws, ordinances and regulations applicable to the Company and each Subsidiary, and their respective properties and business, the noncompliance or violation of which would have a material adverse effect on the Company.

    It is understood that the opinion of such counsel may state that such counsel is relying as to factual matters on certificates of officers of the Company and of state officials and, as to legal matters in jurisdictions other than in which they are domiciled, on opinions of local counsel or of other counsel retained or having rendered legal services with respect to specific matters, in which case their opinion is to state that they are so doing and they believe such reliance is reasonable, and copies of said certificates and/or opinions are to be attached to the opinion. The opinion of such counsel shall state that Shapiro and Olander, Counsel for the Underwriters, shall be entitled to rely on such opinion.

         (ii) An opinion of Shapiro and Olander, counsel for the Underwriters, addressed to you and dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

         (iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

              (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, as if again made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to such Closing Date.

              (2) the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

              (3) each of the respective signatories of the certificate has carefully examined the Registration Statement and the Prospectus, and any amendment or supplement thereto, and, in the opinion of such signatory and to his knowledge, the Registration Statement and the Prospectus and any amendment or supplement thereto contain all statements that are required to be stated therein, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and, since the date on which the Registration Statement was first filed with the Commission, there has occurred no event required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement which has not been so set forth.

              (4) since the date on which said Registration Statement was initially filed, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition or earnings of the Company, whether or not arising from transactions in the ordinary course of business, except as disclosed in said Registration Statement as heretofore amended including the proposed amendment thereto delivered to you prior to or contemporaneously with the execution of this Agreement or (but only if you expressly consent thereto in writing) delivered to you thereafter; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any material transaction; since such date and except as so disclosed there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Company has not acquired any of the Common Shares nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding shares of Common Stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date, as the case may be; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed the Company has not sustained a material loss or interference by strike, labor dispute, fire, explosion, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

    The delivery of the certificate provided for in this subparagraph (iii) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2), (3) and (4) of this subparagraph (iii) to be set forth in said certificate.

              (iv) A written agreement or agreements signed by each director and officer of the Company to the effect that such persons will not make any offering, sale or other disposition of any Common Stock in the open market or otherwise for a period of 180 days after the commencement of the public offering of the Common Shares by the Underwriters, except with your prior written consent.

              (v) At the time this Agreement is executed and also on the First Closing Date and the Second Closing Date, there shall be delivered to you a letter addressed to you, from Arthur Andersen LLP, independent certified public accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (in the event of a Second Closing) to be dated the Second Closing Date, to the effect set forth in Schedule A annexed hereto and containing the information set forth therein and such other information as may be requested by you as of a date within five days of the date of such letter. There shall not have been any change or decrease specified in any of the letters referred to in this subparagraph (v) which makes it impractical or inadvisable in your judgment to proceed with the public offering or the purchase of the Common Shares as contemplated hereby.

              (vi) Such further certificates and documents as you may reasonably request.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Shapiro and Olander, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of the Underwriters or the Company, except for the expenses to be paid by the Company pursuant to Section 8 hereof and except to the extent provided in Section 12 hereof.

    SECTION 10. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Common Shares at the First Closing Date is not consummated because any condition to the Underwriters' obligations hereunder is not satisfied, because the Company terminates this Agreement pursuant to Section 15 or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall pay the Representative $75,000 [verify] as provided in Section 8 hereof. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 8 and Section 12 shall at all times be effective and shall apply.

    SECTION 11. EFFECTIVENESS OF REGISTRATION STATEMENT. The Company will use its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

    SECTION 12.    INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which the Underwriters or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state securities laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company specifically for that purpose or filed in any state or other jurisdiction in order to qualify any or all of the Common Shares under the securities laws thereof (any such application or document being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; the Company agrees to reimburse the Underwriters and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that:

              (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by you or on your behalf specifically for use therein; or

              (ii) if such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by the Underwriters (or any person who controls the Underwriters) resulted from an action, claim or suit by any person who purchased Common Shares which are the subject thereof from the Underwriters in the offering, and (2) the Underwriters failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Common Shares in any case where such delivery is required by the Act unless such failure was due to failure by the Company to provide copies of the Prospectus to the Underwriters as required by this Agreement.

    The indemnification obligations of the Company as provided above are in addition to any liabilities the Company may otherwise have under other agreements, under common law or otherwise.

         (b) The Underwriters will indemnify and hold harmless the Company, each of its directors and each of its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter, which shall not be unreasonably withheld), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with any written information furnished to the Company by the Underwriters specifically for use in the preparation thereof; the Underwriters will severally reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Underwriters as provided above are in addition to any liabilities any the Underwriters may otherwise have under other agreements, under common law or otherwise. Notwithstanding the provisions of this Section, the Underwriters shall not be required to indemnify the Company or any officer, director or controlling person of the Company in any amount in excess of the total price at which the Common Shares purchased by any the Underwriters hereunder were offered to the public, plus reimbursement for reasonable legal fees and other reasonable expenses incurred. For all purposes of this Agreement, the name of the Underwriters and the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus (as from time to time amended or supplemented) or Blue Sky Application.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve any indemnifying party from any liability which it or he may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it or he may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or he and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and upon approval by the indemnified party of counsel to the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

              (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the event that one or more of the directors, officers or controlling persons are the indemnified parties);

              (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or

              (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

         (d) If the indemnification provided for in this Section is unavailable to an indemnified party under subparagraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities:

              (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Common Shares; or

              (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or

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

         omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

         The respective relative benefits received by the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for the portion of the losses, claims, damages or liabilities represented by the percentage that the underwriting discount per share appearing on the cover page of the Prospectus bears to the initial public offering price per share appearing thereon, and the Company is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata or per capita allocation or by any other method or allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Shares underwritten by them and distributed to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    SECTION 13. DEFAULT OF UNDERWRITERS. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, that, except as hereinafter in this paragraph provided, you shall purchase and pay for all of the Common Shares agreed to be purchased by you hereunder upon tender to you of all such Common Shares in accordance with the terms hereof. If you default in your obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which you agreed but failed to purchase does not exceed ten percent (10%) of the total number of Common Shares which you are obligated to purchase on such Closing Date, you may make arrangements satisfactory to the Company for the purchase of such Common Shares by other persons, but if no such arrangements are made by such Closing Date you shall be obligated to purchase the Common Shares which you agreed but failed to purchase on such Closing Date. If you so default and the aggregate number of Common Shares with respect to which such default or defaults occur is greater than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Common Shares by other persons are not made with 36 hours after such default, this Agreement will terminate without liability on the part of the Company, except for the expenses to be paid by the Company pursuant to Section 8 hereof and except to the extent provided in Section 12 hereof.

    In the event that Common Shares to which a default relates are to be purchased by another party or parties, you or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. Nothing herein will relieve you from liability for your default.

    As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

    SECTION 14. EFFECTIVE DATE. If the date of execution of this Agreement is subsequent to the effective date of the Registration Statement, this Agreement shall become effective immediately in all respects. If the date of execution of this Agreement precedes the effective date of the Registration Statement, this Agreement shall become effective immediately as to Sections 8, 12 and 15 and, as to all other provisions, at 9:00 A.M., Baltimore time, on the day following the date upon which the Registration Statement becomes effective, unless such a day is a Saturday, Sunday or holiday (in which event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); notwithstanding the foregoing, this Agreement shall nevertheless become effective (a) at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or (b) by release of any of the Common Shares for sale to the public. For the purposes of this Section, the Common Shares shall be deemed to have been released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of written communications:

         (a)  advising that the Common Shares are released for public offering;
    or

         (b) offering the Common Shares for sale to securities dealers, whichever may occur first.

    SECTION 15. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provisions hereof:

         (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to you (except for the expenses to be paid by the Company pursuant to Section 8 hereof and except to the extent provided in Section 12 hereof) or of you to the Company.

         (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option from the Company referred to in Section 5 hereof, if exercised, may be canceled at any time prior to the Second Closing Date, if in your judgment payment for and delivery of the Common Shares is rendered impracticable or inadvisable because:

              (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or over-the-counter market, or trading in securities generally shall have been suspended on either such exchange or over-the-counter market or a general banking moratorium shall have been established by federal, or New York or Maryland authorities; or

              (ii) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein in order to make the statements or information contained therein, in light of the circumstances in which they are made, not misleading in any material respect; or

              (iii) an outbreak or escalation of major hostilities or other national or international emergency or calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, as in your judgment, to have a material adverse effect on the general securities market or make it impractical or inadvisable to proceed with completion of the sale of and payment for the Common Shares; or

              (iv) since the respective dates as of which information is given in the Registration Statement and the Prospectus, a material adverse change has occurred in the business, financial condition, results of operations, properties or business prospects of the Company, whether or not in the ordinary course of business; or

              (v) trading in any of the securities of the Company shall have been suspended by the NASDAQ National Market.

         Any termination pursuant to this subsection (b) shall be without liability on your part to the Company or on the part of the Company to you (except for expenses to be paid by the Company pursuant to Section 8 hereof and except as to indemnification to the extent provided in Section 12 hereof).

    SECTION 16. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, and other statements of the Company, of its officers or directors, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder.

    SECTION 17. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or transmitted by facsimile transmission and confirmed to you c/o Ferris, Baker Watts, Incorporated, 100 Light Street, 8th Floor, Baltimore, Maryland 21202,
Attention: Steven L. Shea, Senior Vice President,

    With a copy to:

    Shapiro and Olander
    36 S. Charles Street, 20th Floor
    Baltimore, Maryland 21201

    Attention:  Christopher Dean Olander

    If sent to the Company, communications will be mailed, delivered or transmitted by facsimile transmission and confirmed to the Company at:

    Chesapeake Biological Laboratories, Inc.
    Camden Industrial Park
    1111 South Paca Street
    Baltimore, Maryland 21230-2591

    Attention:  John C. Weiss, III, President

    And to:

    Ballard Spahr Andrews & Ingersoll
    300 East Lombard Street - 19th Floor
    Baltimore, Maryland  21202-3268

    Attention:  Douglas M. Fox, Esquire

    SECTION 18. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 12, and no other person will have any right or obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriters merely by reason of such purchase.

    SECTION 19. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

    SECTION 20. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

    SECTION 21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

    If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon this Agreement will become a binding agreement among the Company and you, as the Underwriters, all in accordance with its terms.


                             Very truly yours,

                             CHESAPEAKE BIOLOGICAL LABORATORIES, INC.


                             By:
                                  ----------------------------------------------


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

FERRIS, BAKER WATTS, INCORPORATED

By:
   --------------------------------------


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